UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2021

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RPM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2021, Michael H. Sullivan’s position as Vice President – Operations and Chief Restructuring Officer of RPM International Inc. (the “Company”), was eliminated in connection with the successful completion of the Company’s MAP to Growth operating improvement program. For purposes of his Employment Agreement (the “Agreement”), the elimination of Mr. Sullivan’s position is regarded as a termination without cause. Mr. Sullivan’s Agreement was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q dated October 7, 2020 and is incorporated herein by reference. The Company and Mr. Sullivan have entered into a Separation Agreement and Release and Waiver of Claims pursuant to which Mr. Sullivan will receive compensation and benefit continuation substantially in accordance with the provisions of the Agreement. Mr. Sullivan and the Company have also agreed to certain additional covenants relating to confidentiality, disclosure and non-disparagement, provision of assistance to the Company during the post-employment period, and remedies in the event of a breach.

Also on October 7, 2021, to establish a more permanent manufacturing, procurement and environmental, health and safety leadership team, Timothy R. Kinser was appointed Vice President – Operations of the Company. Mr. Kinser, age 58, had been serving as Vice President – Procurement of the Company. In his new role, Mr. Kinser will be responsible for the Company’s manufacturing, supply chain and environmental, health and safety functions across all business segments. In 2018, Mr. Kinser moved from the Company’s subsidiary DAP Products Inc. (“DAP”) to the Company’s corporate headquarters, where he has since played an integral role in establishing and managing the Company’s center-led procurement function as part of the MAP to Growth. He previously served as executive vice president of operations for DAP. Prior to joining DAP in 2007, he was executive director of manufacturing at a leading North American roofing manufacturer and also spent more than a decade in various manufacturing and operations positions at Florida Power & Light. Mr. Kinser earned a Bachelor of Science degree in mechanical engineering from the University of Akron.

There are no arrangements or undertakings between Mr. Kinser and other persons pursuant to which he was selected to serve as Vice President – Operations of the Company, nor are there any family relationships between Mr. Kinser and any of the Company’s directors or executive officers. Mr. Kinser and the Company are parties to a pre-existing Employment Agreement. Mr. Kinser has no material interest in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Annual Meeting Results

The Annual Meeting of Stockholders of the Company was held on October 7, 2021. The following matters were voted on at the Annual Meeting, and the results were as follows:

(i)    Election of John M. Ballbach, Bruce A. Carbonari, Jenniffer D. Deckard and Salvatore D. Fazzolari as Directors of the Company. The nominees were elected as Directors with the following votes:

John M. Ballbach

For	102,495,200
Withheld	2,756,598
Broker Non-Votes	10,318,623

Bruce A. Carbonari

For	88,432,256
Withheld	16,819,542
Broker Non-Votes	10,318,623

Jenniffer D. Deckard

For	102,503,837
Withheld	2,747,961
Broker Non-Votes	10,318,623

Salvatore D. Fazzolari

For	104,459,472
Withheld	792,326
Broker Non-Votes	10,318,623

In addition to the Directors above, the following Directors’ terms of office continued after the Annual Meeting: Kirkland B. Andrews, David A. Daberko, Julie A. Lagacy, Robert A. Livingston, Frederick R. Nance, Frank C. Sullivan and William B. Summers, Jr.

(ii)    The proposal to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, was approved with the following votes:

For	97,178,461
Against	7,242,529
Abstain	830,808
Broker Non-Votes	10,318,623

(iii)    The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2022 was approved with the following votes:

For	115,135,619
Against	245,240
Abstain	189,562
Broker Non-Votes	0

For information on how the votes for the above matters were tabulated, see the Company’s Definitive Proxy Statement used in connection with the Annual Meeting of Stockholders on October 7, 2021.

Item 8.01.	Other Events.

On October 7, 2021, the Company issued a press release announcing an increase in its quarterly cash dividend. A copy of the press release is furnished with this current report on Form 8-K as Exhibit 99.1.

On October 13, 2021, the Company issued a press release announcing the matters described in Item 5.02 herein. A copy of the press release is furnished with this current report on Form 8-K as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company, dated October 7, 2021, announcing a dividend increase.

99.2	Press Release of the Company, dated October 13, 2021, announcing the matters described in Item 5.02 herein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date October 14, 2021

/s/ Edward W. Moore
Edward W. Moore Senior Vice President, General Counsel and Chief Compliance Officer